Exhibit 11.0 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

     For the Nine Months and Three Months Ended December 31, 2000 (UNAUDITED)

Statement regarding computation of earnings per share for the nine months ended December 31, 2000.

                                        Income       Weighted Average Shares     Per-Share Amount
                                    -------------------------------------------------------------
Basic Earnings per Share
   Income available to
   Common stockholders               $   22,315               87,811                $     0.25

Effect of Dilutive Securities
   Unearned incentive plan shares                              3,036
                                    -------------------------------------------------------------
Diluted Earnings Per Share
   Income available to
   common stockholders
   and assumed conversions           $   22,315               90,847                $     0.25
                                    =============================================================


Statement regarding computation of earnings per share for the three months ended December 31, 2000.

                                        Income       Weighted Average Shares     Per-Share Amount
                                    -------------------------------------------------------------
Basic Earnings per Share
   Income available to
   Common stockholders               $    4,705               88,064                $     0.05

Effect of Dilutive Securities
   Unearned incentive plan shares                              2,838
                                    -------------------------------------------------------------
Diluted Earnings Per Share
   Income available to
   common stockholders
   and assumed conversions           $    4,705               90,902                $     0.05
                                    =============================================================


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